                                                                    EXHIBIT 99.1




                                 PRESS RELEASE




FOR IMMEDIATE RELEASE:                            CONTACT:

Valhi, Inc.                                       William C. Timm
5430 LBJ Freeway, Suite 1700                      Vice President - Finance
Dallas, TX  75240                                  and Administration
                                                  214/450-4212



                           VALHI REPORTS 1993 RESULTS


         DALLAS, TEXAS . . February 11, 1994 . . Valhi, Inc. reported a net loss for 1993 of $79.1 million, or $.69 per share, compared to a net loss of $98.3 million, or $.86 per share, for 1992. The Company's fourth quarter net loss was $9.7 million compared to a net loss of $26.4 million in the fourth quarter of 1992. Valhi's wholly-owned consolidated operations were profitable in both 1992 and 1993 with the net losses in both years resulting from losses attributable to the Company's interest in unconsolidated publicly-held affiliates, NL Industries, Inc. (49%-owned) and Tremont Corporation (48%-owned).

         Operating income increased 34% to $26 million in the fourth quarter and increased 15% to $91 million for the year. Refined sugar sales prices and volumes, while below 1992 levels for the year, strengthened in the last half of 1993. In the forest products segment, medium density fiberboard volumes were a Company record, higher log volumes and selling prices contributed to increased earnings and the closure of the Company's plywood operations in January 1993 reduced sales but aided earnings comparisons. Fast food sales were a new record resulting in near-record earnings, and the hardware products segment reported record sales and earnings.

         Both NL and Tremont reported significantly increased losses in 1993. Lower selling prices for titanium dioxide pigments ("TiO2"), NL's principal product, contributed significantly to the deterioration in NL's 1993 operating results. Tremont's titanium metals business, conducted by its TIMET subsidiary, continues to operate in a difficult economic environment as military and commercial aircraft demand for titanium waned and producers in the former Soviet Union expanded their shipments to the rest of the world. The Company's losses attributable to these affiliates also included charges for other than temporary impairment of market value amounting to $22 million in the fourth quarter of 1992 (Tremont) and $84 million in the first quarter of 1993
(NL). At the end of 1993, the Company's net carrying value of its investments in these affiliates was $60 million, or $2.43 per NL share, and $15 million, or $4.17 per Tremont share.




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         During 1993, the Company completed its program, begun over two years ago, to repay or refinance approximately $575 million of high-cost debt. The redemption in 1993 of the final $235 million of the Company's 12 1/2% Senior Subordinated Notes, funded in part using proceeds from lower cost subsidiary borrowings, was a significant factor in reducing interest expense by 25% in 1993.

         In response to the outlook for prolonged TiO2 price weakness, NL commenced a program in early 1993 to reduce debt levels, extend maturities and increase liquidity. This program was completed in October 1993 when NL joint ventured its recently commissioned plant in Lake Charles, Louisiana, sold $350 million in new long-term notes and reduced and extended outstanding bank debt. In December 1993, the holders of $75 million of TIMET debentures converted them into a 25% equity ownership of TIMET.

         Extraordinary items in both 1992 and 1993 relate to prepayments of indebtedness and in 1993 includes $10 million attributable to NL's refinancings referred to above. Changes in accounting for marketable securities as of the end of 1993 resulted in a $42 million increase in the Company's equity, substantially all of which was recorded as a direct credit to stockholders' equity with only a nominal amount included in earnings. The almost $70 million charge to earnings for accounting changes in 1992 relates to retiree benefits and income taxes, over 90% of which charge was attributable to NL and Tremont.

         Valhi, Inc., headquartered in Dallas, Texas, is a diversified industrial management company engaged in the refined sugar, forest products, fast food and hardware products industries. Valhi is also engaged in the chemicals and titanium metals industries through its equity interests in NL and Tremont. Valhi's common stock is traded on the New York and Pacific Stock Exchanges under the symbol "VHI."


                                   * * * * *





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
                          VALHI, INC. AND SUBSIDIARIES

                       SUMMARY OF CONSOLIDATED OPERATIONS

                      (In millions, except per share data)


                                                              Three months ended            Years ended
                                                                 December 31,               December 31,
                                                              ------------------         ------------------
                                                              1992          1993         1992          1993
                                                              ----          ----         ----          ----
Net sales                                                    $199.1        $203.1       $811.8        $781.1
                                                             ======        ======       ======       =======


Operating income                                             $ 19.3        $ 26.0       $ 79.0       $  91.0
Business unit dispositions, net                                 -             -            3.5            .5
General expenses                                               (2.0)         (2.0)        (7.4)         (8.9)
Interest income and other, net                                  4.0           1.1         11.7           5.3
Interest expense                                              (13.1)         (8.2)       (51.5)        (38.6)
                                                             ------        ------       ------       -------
                                                                8.2          16.9         35.3          49.3
Equity in losses of affiliates,
 including provisions for market
 value impairment                                             (39.0)        (13.0)       (70.7)       (143.8)
                                                             ------        ------       ------       -------

  Income (loss) before income taxes                           (30.8)          3.9        (35.4)        (94.5)
Income tax benefit (expense)                                   10.5          (1.8)        13.2          30.4
                                                             ------        ------       ------       -------

Income (loss) before extraordinary
 items                                                        (20.3)          2.1        (22.2)        (64.1)
Extraordinary items                                            (6.1)        (12.2)        (6.3)        (15.4)
Cumulative effect of changes in
 accounting principles                                          -              .4        (69.8)           .4
                                                             ------        ------       ------       -------

      Net loss                                               $(26.4)       $ (9.7)      $(98.3)      $ (79.1)
                                                             ======        ======       ======       =======


Income (loss) per common share:
  Before extraordinary items                                 $ (.17)       $  .02       $ (.19)      $  (.56)
  Extraordinary items                                          (.06)         (.10)        (.06)         (.13)
  Cumulative effect of changes in
   accounting principles                                        -             -           (.61)          -
                                                             ------        ------       ------       -------

      Net loss                                               $ (.23)       $ (.08)      $ (.86)      $  (.69)
                                                             ======        ======       ======       =======


Weighted average common shares
 outstanding                                                  113.9         114.1        113.9         114.1
                                                             ======        ======       ======       =======





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
                          VALHI, INC. AND SUBSIDIARIES

                          BUSINESS SEGMENT INFORMATION

                                 (In millions)



                                           Three months ended             Years ended
                                              December 31,                December 31,
                                           ------------------         ------------------
                                           1992          1993         1992          1993
                                           ----          ----         ----          ----
Net sales:
  Refined sugar                           $109.5        $112.5       $459.2       $ 430.8
  Forest products                           46.1          42.6        194.8         174.3
  Fast food                                 28.8          30.2        103.8         111.6
  Hardware products                         14.7          17.8         54.0          64.4
                                          ------        ------       ------       -------

                                          $199.1        $203.1       $811.8       $ 781.1
                                          ======        ======       ======       =======

Operating income:
  Refined sugar                           $  6.5        $  9.5       $ 37.8       $  37.5
  Forest products                            6.0           6.7         22.0          26.3
  Fast food                                  3.3           3.5          8.5           9.7
  Hardware products                          3.5           6.3         10.7          17.5
                                          ------        ------       ------       -------

    Total operating income                $ 19.3        $ 26.0       $ 79.0       $  91.0
                                          ======        ======       ======       =======

Equity in losses of affiliates:
  NL Industries, Inc.                     $ (9.5)       $ (7.7)      $(32.1)      $ (44.7)
  Tremont Corporation                       (7.5)         (5.3)       (16.6)        (15.1)
                                          ------        ------       ------       -------
                                           (17.0)        (13.0)       (48.7)        (59.8)
  Provisions for market value
   impairment                              (22.0)          -          (22.0)        (84.0)
                                          ------        ------       ------       -------

                                          $(39.0)       $(13.0)      $(70.7)      $(143.8)
                                          ======        ======       ======       =======





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                          VALHI, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (In millions)



                                                           December 31,
                                                      --------------------
                                                      1992            1993
                                                      ----            ----
Current assets                                     $  504.6          $394.4
Investment in NL and Tremont                          248.4            74.9
Other noncurrent assets                               135.7           231.3
Property and equipment                                188.3           203.3
                                                   --------          ------

                                                   $1,077.0          $903.9
                                                   ========          ======


Current liabilities                                $  489.0          $364.8
Long-term debt                                        288.7           302.5
Other noncurrent liabilities                           40.2            29.1
Stockholders' equity                                  259.1           207.5
                                                   --------          ------

                                                   $1,077.0          $903.9
                                                   ========          ======


Common shares outstanding                             114.1           114.3
                                                   ========          ======




                  SUMMARY OF CONSOLIDATED STOCKHOLDERS' EQUITY

                                 (In millions)

                                                                          Years ended
                                                                          December 31,
                                                                       ------------------
                                                                       1992          1993
                                                                       ----          ----
Beginning of year                                                     $385.5        $259.1
Net loss                                                               (98.3)        (79.1)
Dividends                                                              (22.8)         (5.7)
Adjustments:
  Marketable securities, principally effect of
   change in accounting principles in 1993                                .2          41.3
  Currency translation and other                                        (6.4)         (9.1)
Other, net                                                                .9           1.0
                                                                      ------        ------

End of year                                                           $259.1        $207.5
                                                                      ======        ======





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